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                                                                     EXHIBIT 3.1

                                     CHARTER

                                       OF

                        LEGENDS FINANCIAL HOLDINGS, INC.

        The undersigned person, having capacity to contract and act as the Incorporator of a corporation under the Tennessee Business Corporation Act, adopts the following Charter for such Corporation:

        1. Name. The name of the Corporation is:

                        LEGENDS FINANCIAL HOLDINGS, INC.

        2. Stock. The maximum number of shares which the Corporation shall have authority to issue is two million (2,000,000) shares of voting common stock having $1.00 par value, that have unlimited voting rights and that are entitled to receive the net assets of the corporation upon dissolution. There shall be no preemptive rights for holders of common stock.

        The authorized amount of preferred stock of the Corporation shall be one million (1,000,000) shares, but said preferred stock may be increased or decreased from time to time in accordance with the provisions of the laws of Tennessee. Except as otherwise limited by law, the Board of Directors shall be empowered to issue such stock in one or more series, and with such rights and preferences and upon such terms, including convertibility, as the Board shall determine.

        3. Registered Agent. The Corporation's initial registered office is 310 North First Street, Clarksville, Tennessee 37040, which is located in Montgomery County, and its initial registered agent at that office is Billy P. Atkins.

        4. Incorporator. The Incorporator of the Corporation is:

                                 Steven J. Eisen
                                 Commerce Center
                         211 Commerce Street, Suite 1000
                           Nashville, Tennessee 37201

        5. Principal Office. The principal office of the Corporation is:

                             310 North First Street
                          Clarksville, Tennessee 37040

        6. Profit. The Corporation is for profit.

        7. Purpose. The purpose or purposes for which the Corporation is organized are:

                To acquire by purchase, lease or otherwise, and to hold, operate, manage, develop, encumber and otherwise deal with any and all kinds of real and personal



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        property and to engage in any business not prohibited by law under the laws of Tennessee; and to do any and all things necessary or incidental in the operation of such business or businesses.

        8. Board of Directors. The property, affairs and business of the corporation shall be managed by a Board of Directors. The number of directors shall be as specified in the Bylaws of the corporation. The Board of Directors may change the number of authorized directors from time to time by amending the bylaws pursuant to a resolution adopted by a majority vote of the entire Board of Directors. No decrease in the number of directors shall shorten the term of any incumbent directors.

                (a) Notice of Nominations. Directors shall be elected at the annual shareholders' meeting, and nominations for directors must be mailed to and received by the secretary of the Corporation at the principal office of the Corporation not less than one hundred twenty
        (120) days prior to the meeting at which directors are to be elected.

                (b) Classes. The Board of Directors shall be divided into three
        (3) classes, designated Classes I, II and III, with each class to be as nearly equal in number as possible. The first term of office of the directors in Class I shall expire at the first annual shareholders' meeting that takes place after the election of the directors in Class I. The first term of office of the directors in Class II shall expire at the second annual shareholders' meeting that takes place after the election of the directors in Class II. The first term of office of the directors in Class III shall expire at the third annual shareholders' meeting that takes place after the election of the directors in Class
        III. Subject to the foregoing, at each annual shareholders' meeting, the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual shareholders' meeting and until their successors are elected and qualified. A director need not be a shareholder in order to be elected to the Board of Directors.

                (c) Removal. Any or all of the directors of the Corporation may be removed for cause by a vote of a majority of the entire Board of Directors. "Cause" shall include, but not be limited to, a director willfully or without reasonable cause being absent from any regular or special meeting for the purpose of obstructing or hindering the business of the Corporation, final conviction of a felony, declaration of unsound mind by court order, adjudication of bankruptcy or conduct otherwise prejudicial to the interest of the Corporation.

                (d) Vacancies. Newly created directorships resulting from an increase in the number of authorized directors and vacancies occurring in the Board of Directors for any reason, including, without limitation, removal from office by vote of the directors as herein provided, shall be filled only by a vote of the majority of the directors then in office. Any director so elected shall hold office until the annual meeting of shareholders at which the term of the class to which he has been elected expires.


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                (e) Powers. In furtherance and not in limitation of the powers conferred by the laws of the State of Tennessee, the Board of Directors is expressly authorized and empowered:

                        i) To make, alter, amend and repeal the Bylaws, subject
                to the power of the shareholders to alter or repeal the Bylaws made by the Board of Directors;

                        ii) To authorize and issue, without shareholder consent,
                obligations of the Corporation, secured and unsecured, under such terms and conditions as the Board in its sole discretion may determine, and to pledge or mortgage as security therefor real or personal property of the Corporation, including after acquired property;

                        iii) To determine whether any and, if so, what part of
                the capital of the Corporation in compliance with applicable law shall be paid in dividends to the shareholders, and to direct and determine other use and disposition of any such capital;

                        iv) To establish bonus, profit sharing, stock option, or
                other types of incentive compensation plans for the employees, including officers and directors of the Corporation; to fix the amount of profits to be shared or distributed; and to determine the persons who participate in any such plans and the amount of their respective participations;

                        v) To designate by resolution or resolutions passed by a
                majority of the whole Board one or more committees, each consisting of two (2) or more directors, which, to the extent permitted by law and authorized by the resolution or the Bylaws, shall have and may exercise the powers of the Board;

                        vi) To elect such officers as the Board may deem
                necessary, who shall have such authority and perform such duties as may be prescribed from time to time by the Board;

                        vii) To provide for the reasonable compensation of its
                own members in the Bylaws and to fix the terms and conditions upon which such compensation will be paid;

                        viii) In addition to the powers and authority
                hereinbefore or by statute expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject nevertheless to the provisions of the laws of the State of Tennessee, this Charter, and the Bylaws of the Corporation.

        9. Amendment of Quorum or Voting Requirement. The shareholders may adopt or amend a bylaw that fixes a greater quorum or voting requirement for shareholders (or voting groups of shareholders) than is required by law.


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        10. Liability

                (a) To the fullest extent that the law of the State of Tennessee, as it exists on the date hereof or as it may hereafter be amended, permits the limitation or elimination of the liability of directors, no director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director.

                (b) The Corporation shall have the power to indemnify any director, officer, employee, agent of the Corporation, or any other person who is serving at the request of the Corporation in any such capacity with another Corporation, partnership, joint venture, trust, or other enterprises to the fullest extent permitted by the law of the State of Tennessee, as it exists on the date hereof or as it may hereafter be amended, and any such indemnification may continue as to any person who has ceased to be a director, officer, employee, or agent and may inure to the benefit of the heirs, executors, and administrators of such a person.

                (c) If the Tennessee Business Corporation Act is amended after approval of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Tennessee Business Corporation Act, as so amended.

        11. Powers. This Corporation shall have all the powers granted to corporations under the Tennessee Business Corporation Act.

        12. Amendment of Charter. The provisions of this Charter may be amended, altered, or repealed from time to time to the extent, and in the manner prescribed by the laws of the State of Tennessee and the provisions of this charter, and any additional provisions so authorized may be added. All rights herein conferred on the directors, officers, and shareholders are granted subject to this reservation.

        13. Fiscal Year. The Corporation's fiscal year shall end on December 31 of each year until changed by the Board of Directors or Bylaws.

         Dated: February 27, 2002


                                             /s/ Steven J. Eisen
                                             ----------------------------------
                                             Steven J. Eisen, Incorporator



                          This Instrument Prepared By:
                       Baker, Donelson, Bearman & Caldwell
                         211 Commerce Street, Suite 100
                           Nashville, Tennessee 37201
                                 (615) 726-5600



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